SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 3, 2006
MRV COMMUNICATIONS, INC.
(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	06-1340090 (I.R.S. EMPLOYER IDENTIFICATION NUMBER)

20415 NORDHOFF STREET CHATSWORTH, CA (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	91311 (ZIP CODE)
ISSUER’S TELEPHONE NUMBER: (818) 773-0900
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 3, 2006, registrant and Kevin Rubin, registrant’s Corporate Compliance Officer and newly elected Chief Financial Officer (see registrant’s Form 8-K filed with the Securities and Exchange Commission on December 8, 2005) agreed to adjust Mr. Rubin’s base salary. Such adjustment was based upon the recommendation of the compensation committee of registrant’s board of directors.
Mr. Rubin has no written employment agreement with registrant. Mr. Rubin’s employment with registrant is at will. On January 3, 2006, registrant increased Mr. Rubin’s base salary for his services to the Company as Chief Financial Officer and Corporate Compliance Officer to an annual rate of $200,000. In addition to such base salary, Mr. Rubin may be further entitled to additional compensation, bonuses and equity awards under the Company’s stock award programs in existence from time to time, the amount and terms of which will be in the discretion of the Board of Directors upon recommendation of the Compensation Committee.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: January 6, 2006

MRV COMMUNICATIONS, INC.
By:	/s/ Noam Lotan
Noam Lotan
Chief Executive Officer

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